UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2017

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia 31408

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As reported below, at the 2017 annual meeting of stockholders (the “Annual Meeting”) of Citi Trends, Inc. (the “Company”) held on May 24, 2017, the Company’s stockholders approved an amendment to the Company’s amended and restated bylaws (the “Second Amended and Restated Bylaws”) to adopt a majority voting requirement for uncontested director elections.  Under the amended provisions, in a contested election, directors will continue to be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

Pursuant to the Second Amended and Restated Bylaws, an incumbent director who fails to receive the required number of votes in an uncontested election will be required to tender his or her resignation to the Board of Directors (the “Board”), and the Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Second Amended and Restated Bylaws require that the Board disclose publicly its decision and rationale with respect to the tendered resignation within 90 days following certification of the stockholder vote.

In addition, on May 23, 2017, the Board of Directors approved an amendment to clarify the procedures for calling a special meeting of the Board of Directors.

The foregoing summary of the Second Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the holders of the Company’s common stock entitled to vote at the meeting (1) elected three director nominees, two Class III directors whose terms will expire at the 2020 annual meeting of stockholders and one Class II director whose term will expire at the 2019 annual meeting of stockholders, (2) re-approved the material terms of the performance goals under the Company’s 2012 Incentive Plan in order to preserve federal income tax deductions, (3) approved an amendment to the Company’s amended and restated bylaws to adopt a majority voting requirement for uncontested director elections, (4) adopted, on a non-binding, advisory basis, the resolution approving the compensation of the Company’s named executive officers for 2016, (5) approved, on a non-binding advisory basis, holding future advisory votes on executive compensation every year, and (6) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2018.

As previously disclosed, Macellum Advisors GP, LLC (“Macellum”) and certain affiliated entities, nominated two persons to the Board in opposition to certain nominees set forth by the Company. On May 30, 2017, IVS Associates, Inc., the independent inspector of elections for the Annual Meeting, delivered the preliminary voting results for the Annual Meeting, which reported that two of the Company’s nominees, Barbara Levy and R. Edward Anderson, and one of Macellum’s nominees, Jonathan Duskin, were elected to the Board as well as the other voting results set forth below.  The Company will file an amendment to this Form 8-K to announce the final results once they are certified by the independent inspector of elections.

The voting results were as follows:

(1) The election of three directors:

Board of Directors Nominee	For	Withheld
Barbara Levy (Class II)	13,909,563	4,159
R. Edward Anderson (Class III)	6,522,496	1,317
Lawrence E. Hyatt (Class III)	6,091,196	432,617
Jonathan Duskin (Class III)	6,555,363	834,546
Paul Metcalf (Class III)	3,561,535	3,828,374

(2) A proposal to re-approve the material terms of the performance goals under the Company’s 2012 Incentive Plan in order to preserve federal income tax deductions:

For	Against	Abstain
11,819,395	690,195	1,404,132

(3) A proposal to approve an amendment to the Company’s amended and restated bylaws to adopt a majority voting requirement for uncontested director elections:

For	Against	Abstain
13,908,017	2,529	3,176

(4) A proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers for 2016:

For	Against	Abstain
13,175,428	684,640	53,654

(5) Advisory vote on the frequency of the advisory vote on executive compensation:

Every Year	2 Years	3Years	Abstain
11,868,008	10,912	1,988,587	46,215

Based on the outcome of the vote on the frequency of future advisory votes to approve executive compensation and consistent with its recommendation, the Board has determined that the Company will continue to hold such votes to approve executive compensation every one year until the next required frequency vote. Accordingly, the Company will hold its next advisory vote to approve executive compensation at its 2018 annual meeting of stockholders.

(6) Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2018:

For	Against	Abstain
13,899,926	27,357	2,120

On May 24, 2017, the Company issued a press release announcing the preliminary results of the Annual Meeting, which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws

99.1	Press Release dated May 24, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: May 30, 2017
	By:	/s/ Bruce D. Smith
	Name:	Bruce D. Smith
	Title:	Acting Chief Executive Officer, Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws

99.1	Press Release dated May 24, 2017